Exhibit 99.1

Magnum Hunter Resources’ Stalder 3UH Well (Utica)

Located in Monroe County, Ohio is now Under Control and Capped

Houston, TX — (Marketwire) — December 23, 2014 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC; MHR.PRD; and MHR.PRE) (the “Company” or “Magnum Hunter”) is reporting today that the previously announced blowout of the Company’s Utica Shale well, the Stalder 3UH, located in Monroe County, Ohio which occurred on December 13, 2014, is now under control and the well has been temporarily capped. Wild Well Control has successfully replaced the Stalder 3UH’s well head assembly. Due to the gas content being ~97% methane, there is currently no evidence of environmental damage to the immediate area as a result of the blowout. Additionally, no personnel have been injured in connection with the well control operations on the Stalder Pad.

Initial well control operations involved excavation around the well head to properly evaluate the condition of the well head flange and night cap. Fresh water was continually sprayed on the well head to reduce the chance of ignition of the natural gas.  Initially, attempts to push the night cap back over the flange with a track hoe and a crane were unsuccessful. Wild Well Control then began the process of replacing the well head assembly. As part of this process, the individual casing strings were cut in a number of different places. The new well head was then installed and the well was shut in earlier today. The pad site will now be brought back to its original condition, and the Company anticipates that all wells on the Stalder Pad will be placed on production sometime in January 2015.

Magnum Hunter continues to believe that there has been no damage to the overall structure or integrity of the Stalder 3UH well and that the loss of control of the Stalder 3UH well has not affected Magnum Hunter’s three other Utica Shale wells (the Stalder #6UH, #7UH and #8UH), and the one Marcellus Shale well (the Stalder #2MH), all located on the Company’s Stalder Pad.

Additionally, Magnum Hunter and its subsidiaries maintain customary control of well insurance coverage through multiple shared-risk co-insurance companies. Magnum Hunter believes that its control of well insurance will be adequate to cover all losses incurred by it in connection with the blowout of the Stalder 3UH well (subject to the normal retention amount of the insurance policy).

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the States of West Virginia, Ohio and North Dakota. The Company is presently active in three of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale and Williston Basin/Bakken Shale.

Availability of Information on the Company’s Website

Magnum Hunter is providing a reminder that it makes available on its website (at www.magnumhunterresources.com) a variety of information for investors, analysts and the media, including the following:

•                  annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports as soon as reasonably practicable after the material is electronically filed with or furnished to the Securities and Exchange Commission;

•                  the most recent version of the Company’s Investor Presentation slide deck;

•                  announcements of conference calls, webcasts, investor conferences, speeches and other events at which Company executives may discuss the Company and its business and archives or transcripts of such events;

•                  press releases regarding annual and quarterly earnings, operational developments, legal developments and other matters; and

•                  corporate governance information, including the Company’s corporate governance guidelines, committee charters, code of conduct and other governance-related matters.

Magnum Hunter’s goal is to maintain its website as the authoritative portal through which visitors can easily access current information about the Company. Over time, the Company intends for its website to become a primary channel for public dissemination of important information about the Company. Investors, analysts, media and other interested persons are encouraged to visit the Company’s website frequently.

Certain information included on the Company’s website constitutes forward-looking statements and is subject to the qualifications under the heading “Forward-Looking Statements” below and in the Company’s Investor Presentation slide deck.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although Magnum Hunter believes that the expectations reflected in the forward-looking statements are reasonable, Magnum Hunter can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings made by Magnum Hunter with the Securities and Exchange Commission (SEC). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by Magnum Hunter with the SEC, including Magnum Hunter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and Magnum Hunter does not undertake any duty to update any forward-looking statements except as may be required by law

Contact:

Cham King

AVP, Investor Relations

ir@magnumhunterresources.com

832-203-4560